As filed with the Securities and Exchange Commission on February 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1741721
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plan)

Jigar Raythatha

President and Chief Executive Officer

Constellation Pharmaceuticals, Inc.

215 First Street, Suite 200

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 714-0555

(Telephone number, including area code, of agent for service)

ActiveUS 185343002v.3

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	2,387,224 (2)	$36.07(3)	$86,107,169.68 (3)	$9,394.29

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,909,779 additional shares issuable under the 2018 Equity Incentive Plan and (ii) 477,445 additional shares issuable under the 2018 Employee Stock Purchase Plan

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 17, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2018 Equity Incentive Plan of Constellation Pharmaceuticals, Inc. (the “Registrant”) and the 2018 Employee Stock Purchase Plan of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-226291, filed with the Securities and Exchange Commission on July 23, 2018 by the Registrant, relating to the Registrant’s Amended and Restated 2008 Stock Incentive Plan, 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan, (ii) the Registration Statement on Form S-8, File No. 333-230294, filed with the Securities and Exchange Commission on March 15, 2019, relating to the Registrant’s 2018 Equity Incentive Plan, and (iii) the Registration Statement on Form S-8, File No. 333-237053, filed with the Securities and Exchange Commission on March 10, 2020, except in each case for Item 8, Exhibits.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38584) filed on July 23, 2018)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38584) filed on July 23, 2018)

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP, counsel to the Registrant

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225822) filed on June 22, 2018)

99.2	2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225822) filed on June 22, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 24th day of February, 2021.

CONSTELLATION PHARMACEUTICALS, INC.

By:	/s/ Jigar Raythatha
Jigar Raythatha
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Constellation Pharmaceuticals, Inc., hereby severally constitute and appoint Jigar Raythatha, Emma Reeve and Karen Valentine, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Constellation Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jigar Raythatha Jigar Raythatha	President and Chief Executive Officer, Director (Principal Executive Officer)	February 24, 2021

/s/ Emma Reeve Emma Reeve	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2021

/s/ Mark A. Goldsmith Mark A. Goldsmith, M.D., Ph.D.	Chairman of the Board	February 24, 2021

/s/ James E. Audia James E. Audia, Ph.D.	Director	February 24, 2021

/s/ Scott Braunstein Scott Braunstein, M.D.	Director	February 24, 2021

/s/ Steven L. Hoerter Steven L. Hoerter	Director	February 24, 2021

/s/ Richard Levy Richard Levy, M.D.	Director	February 24, 2021

/s/ Elizabeth Trehu Elizabeth Trehu, M.D.	Director	February 24, 2021